Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-125216) on Form S-8 pertaining to the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust of Marriott International, Inc. of our report dated June 22, 2009, with respect to the financial statements and supplemental schedule of the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust, which appears in this Annual Report on Form 11-K of Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust for the year ended December 31, 2008.

/s/ Thompson, Cobb, Bazilio and Associates, PC

Washington, DC

June 22, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-125216) pertaining to the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust of Marriott International, Inc. of our report dated June 16, 2008, with respect to the financial statements and schedule of the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young

McLean, Virginia

June 22, 2009